UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2018

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

On April 27, 2018, First BanCorp. (the “Corporation”), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), issued a press release announcing its unaudited results of operations for the first quarter ended March 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the presentation that the Corporation will use at its conference call to discuss its financial results for the first quarter ended March 31, 2018 is attached hereto as Exhibit 99.2 and is incorporated herein by reference. As announced in a press release dated April 16, 2018, the call may be accessed via a live Internet webcast at 11:00 a.m. Eastern time on Friday, April 27, 2018 through the investor relations section of the Corporation’s website: www.1firstbank.com or through the dial-in telephone number 877-506-6537 or 412-380-2001 for international callers. The conference number is 10119577.

The Corporation has included in this release the following financial measures that are not recognized under generally accepted accounting principles, which are referred to as non-GAAP financial measures:

1.
Net interest income, interest rate spread, and net interest margin are reported excluding the changes in the fair value of derivative instruments and on a tax-equivalent basis in order to provide to investors additional information about the Corporation’s net interest income that management uses and believes should facilitate comparability and analysis. The changes in the fair value of derivative instruments have no effect on interest due or interest earned on interest-bearing liabilities or interest-earning assets, respectively. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a marginal income tax rate. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at statutory rates. Management believes that it is a standard practice in the banking industry to present net interest income, interest rate spread, and net interest margin on a fully tax-equivalent basis. This adjustment puts all earning assets, most notably tax-exempt securities and tax-exempt loans, on a common basis that facilitates comparison of results to the results of peers.

2.
The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors.  Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

3.
Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress, including as a result of natural catastrophes such as the recent hurricanes.  Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit) and the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts.

4.
Adjusted provision for loan and lease losses, adjusted net charge-offs and the ratios of adjusted net charge-offs to average loans, adjusted provision for loan and lease losses to net charge-offs, and the adjusted allowance to total loans held for investment are non-GAAP financial measures that excludes the effects related to: (a) a $6.4 million net loan loss reserve release recorded in the first quarter of 2018 in connection with revised estimates of the reserve associated with the effects of Hurricanes Maria and Irma, (b) a $5.6 million charge to the provision associated with commercial and construction loans transferred to held for sale in the first quarter of 2018, (c) a $4.8 million incremental provision expense recorded in the fourth quarter of 2017 associated with the estimate of inherent losses resulting from the impact of Hurricanes Maria and Irma, and (d) the effect related to the sale of the Corporation’s participation in the Puerto Rico Electric Power Authority (“PREPA”) line of credit in the first quarter of 2017.  Management believes that this information helps investors understand the adjusted measures without regard to items that are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts on reported results and facilitates comparisons with prior periods.

5.
Adjusted non-interest income that excludes the effect of a gain on the repurchase and cancellation of trust preferred securities in the first quarter of 2018 and the effect of other-than-temporary impairment charges on debt securities recorded in the first quarter of 2017. Management believes that the exclusion from non-interest income of items that are not expected to reoccur with any regularity or may reoccur at uncertain times or in uncertain amounts facilitates comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

6.
Adjusted non-interest expenses that reflect the exclusion of storm-related expenses  such as insurance deductibles related to damages assessed on certain other real estate owned (“OREO”) properties and other estimated storm-related costs associated with the effects of Hurricanes Irma and Maria in the first quarter of 2018 and fourth quarter of 2017, inclusion of expected insurance recoveries for rental costs that the Corporation incurred when Hurricanes Irma and Maria precluded employees from working during the fourth quarter of 2017, and the exclusion of costs associated with a secondary offering of the Corporation’s common stock by certain of the existing stockholders in the first quarter of 2017.    Management believes that adjustments to non-interest expenses of items that are above normal or recurring levels, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts facilitate comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

7.
Adjusted net income that reflects the effect of a tax benefit recorded in the first quarter of 2017 related to the change in tax status of certain subsidiaries from taxable corporations to limited liability, and the effect of all the items mentioned above and their tax related impacts. Management believes that adjustments to net income of items that are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts facilitate comparisons with prior periods, and provides an alternate presentation of the Corporation’s performance.

The Corporation uses and believes that these non-GAAP financial measures enhance the ability of analysts and investors to analyze trends in the Corporation’s business and understand the performance of the Corporation. In addition, the Corporation may utilize these non-GAAP financial measures as a guide in its budgeting and long-term planning process. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

The release includes a reconciliation of these non-GAAP financial measures to the GAAP financial measures, except for the ratios of adjusted provision for loan and lease losses to net charge-offs for the first quarter of 2018, and the fourth and first quarters of 2017, adjusted net charge-offs to average loans for the first quarter of 2018 and 2017, and the adjusted allowance for loan and lease losses to total loans held for investment as of March 31, 2018 and December 31, 2017, that is included below:

	Provision for loan and lease losses to Net Charge-Offs and Net Charge-Offs to Average Loans (GAAP to Non-GAAP reconciliation)		Provision for loan and lease losses to Net Charge-Offs and Net Charge-Offs to Average Loans (GAAP to Non-GAAP reconciliation)

	Quarter Ended March 31, 2018		Quarter Ended December 31, 2017

(In thousands)	Provision for Loan and Lease Losses	Net Charge-Offs	Provision for Loan and Lease Losses	Net Charge-Offs

Provision for loan and lease losses and net charge-offs (GAAP)	$20,544	$26,531	$25,703	$24,730
Less Special items:
Loans transferred to held for sale	(5,645)	(9,673)	-	-
Storm-related reserve release/(charge) to the provision for loan and lease losses	6,407	-	(4,814)	-
Provision for loan and lease losses and net charge-offs, excluding special items (Non-GAAP)	$21,306	$16,858	$20,889	$24,730

Average Loans	$8,778,968		$8,806,036

Provision for loan and lease losses to net charge-offs (GAAP)	77.43%		103.94%
Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	126.39%		84.47%
Net charge-offs to average loans (GAAP)	1.21%		1.12%
Net charge-offs to average loans, excluding special items (Non-GAAP)	0.77%		1.12%

	Provision for loan and lease losses to Net Charge-Offs and Net Charge-Offs to Average Loans (GAAP to Non-GAAP reconciliation)

	Quarter Ended March 31, 2017

(In thousands)	Provision for Loan and Lease Losses	Net Charge-Offs

Provision for loan and lease losses and net charge-offs (GAAP)	$25,442	$27,814
Less Special items:
Sale of the PREPA credit line	(569)	(10,734)
Provision for loan and lease losses and net charge-offs, excluding special items (Non-GAAP)	$24,873	$17,080

Average Loans	$8,862,271

Provision for loan and lease losses to net charge-offs (GAAP)	91.47%
Provision for loan and lease losses to net charge-offs, excluding special items (Non-GAAP)	145.63%
Net charge-offs to average loans (GAAP)	1.26%
Net charge-offs to average loans, excluding special items (Non-GAAP)	0.78%

	Allowance for Loan and Lease Losses to Total Loans Held for Investment (GAAP to Non-GAAP reconciliation)		Allowance for Loan and Lease Losses to Total Loans Held for Investment (GAAP to Non-GAAP reconciliation)

	As of March 31, 2018		As of December 31, 2017

(In thousands)	Allowance for Loan and Lease Losses	Total Loans Held for Investment	Allowance for Loan and Lease Losses	Total Loans Held for Investment

Allowance for Loan and Lease Losses and Total Loans Held for Investment (GAAP)	$225,856	$8,695,890	$231,843	$8,850,476
Less Special items:
Storm-related allowance for loan and lease losses	(62,136)	-	(68,543)	-
Allowance for Loan and Lease Losses and Total Loans Held for Investment, excluding special items (Non-GAAP)	$163,720	$8,695,890	$163,300	$8,850,476

Allowance for Loan and Lease Losses to Total Loans Held for Investment (GAAP)	2.60%		2.62%
Allowance for Loan and Lease Losses to Total Loans Held for Investment, excluding special items (Non-GAAP)	1.88%		1.85%

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits – See Exhibit Index below, which is incorporated herein by reference.

Exhibit Index

Exhibit	Description of Exhibit

99.1	Press Release dated April 27, 2018 - First BanCorp Announces Earnings for the quarter ended March 31, 2018

99.2	First BanCorp Conference Call Presentation – Financial Results for the quarter ended March 31, 2018

Exhibits 99.1 and 99.2 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall Exhibits 99.1 and 99.2 be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2018	First BanCorp.

	By:	/s/ Orlando Berges
	Name:	Orlando Berges
	Title:	EVP and Chief Financial Officer